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                                                                    EXHIBIT 99.1



                   Certification Accompanying Periodic Report
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
                            (18 U.S.C. Section 1350)



     The undersigned, Steven J. Shapiro, Executive Vice President and Chief Financial Officer of the Company, hereby certifies, in his capacity as a member of the Benefits Committee of the Company, the plan administrator for the Company's Retirement Savings Plan ("Plan"), that the Annual Report of the Plan on Form 11-K for the period ended December 31, 2002 (the "Report") (1) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and the related changes in net assets available for benefits of the Plan.



                                 /S/ STEVEN J. SHAPIRO
                                 -----------------------------------------------
Dated: June 27, 2003             Steven J. Shapiro
                                 On behalf of Burlington Resources Inc. Benefits
                                 Committee, the Administrator of the Plan, the
                                 CEO/CFO equivalent for the Plan



     A signed original of this written statement required by Section 906 has been provided to Burlington Resources Inc. and will be retained by Burlington Resources Inc. and furnished to the Securities and Exchange Commission or its staff upon request.